UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 2, 2014

Health Net, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2014, Health Net, Inc. (the “Company”) entered into a Master Services Agreement (the “Master Services Agreement”) with Cognizant Healthcare Services, LLC, an indirect and wholly owned subsidiary of Cognizant Technology Solutions Corporation (collectively, “Cognizant”). Under the terms of the Master Services Agreement, Cognizant will, among other things, provide the Company with certain consulting, technology and administrative services in the following areas: claims management, membership and benefits configuration, customer contact center services, information technology, quality assurance, appeals and grievance services, and non-clinical medical management support (collectively, the “BP and IT Services”). The Company will retain responsibility for its security policies and regulatory oversight.

Concurrent with executing the Master Services Agreement, the Company and Cognizant entered into an asset purchase agreement (the “Asset Purchase Agreement”), through which Cognizant will purchase certain software assets and related intellectual property from the Company for $50 million. These assets will include one of the Company’s claims processing systems, which will be used to perform a portion of the BP and IT Services. The transaction, including the related asset purchase, is expected to close in the first half of 2015, subject to receipt of required regulatory approvals.

The Company expects that certain of its employees will become employees of Cognizant or its subcontractors, and that certain positions will be eliminated, as part of the transaction.

The initial term of the Master Services Agreement is seven years, commencing on the latter of (i) ten business days following regulatory approval of the transaction, and (ii) March 1, 2015 (the “Commencement Date”). The Company has two options to extend the Master Services Agreement for one year each by giving notice to Cognizant no less than three months prior to the then-existing end of the term.

The Company will pay Cognizant for the BP and IT Services through a combination of fixed and variable fees, with the variable fees fluctuating based on the Company’s actual need for such services. Based on the currently projected usage of BP and IT Services over the initial term of the Master Services Agreement, the Company expects to pay Cognizant approximately $2.8 billion, subject to price adjustments described in the Master Services Agreement.

Some of the BP and IT Services will be provided on the Company’s premises, while other BP and IT Services will be performed at Cognizant facilities. Cognizant will provide the Company with transition services required to migrate those activities that will be performed at Cognizant facilities. The anticipated cost of such transition services is included in the expected cost of the BP and IT Services over the initial term described above.

To protect the Company’s expectations regarding Cognizant’s performance, the Master Services Agreement has minimum service levels that Cognizant must meet or exceed. Failure to meet these minimum service levels will result in service level credits to the Company as described in the Master Services Agreement.

The Company retains the right to terminate the Master Services Agreement, in whole or in part, for, among other things, cause, convenience (including prior to the Commencement Date), certain performance failures, failure to obtain regulatory approvals, changes in law, force majeure, a change in the control of either Cognizant or the Company, a termination of the associated Business Associate Agreement, an adverse change in Cognizant’s financial condition, if Cognizant becomes a competitor of the Company or if damages paid by Cognizant to the Company pursuant to the Master Services Agreement exceed a certain level. If the Company terminates the Master Services Agreement prior to the Commencement Date, the Company shall pay Cognizant a break–up fee of $10 million. If the Company terminates the Master Service Agreement following the Commencement Date for reasons other than cause, a termination of the associated Business Associate Agreement, a change in the control of Cognizant or Cognizant becoming a competitor to the Company, the Company shall pay Cognizant termination fees calculated on a sliding scale that reduces over time and based on the applicable termination event, and such fees could be material. For example, the maximum termination fee payable by the Company pursuant to the Master Services Agreement is $300 million, which would be triggered in the event the Company terminated for convenience during the first year of the term of the Master Services Agreement. In addition, in the event of a change in the control of the Company during the first year of the term of the Master Services Agreement, the maximum termination fee payable is $130 million, assuming that the Company (or its successor) elects to terminate the Master Services Agreement.

The Company also retains the right to obtain disengagement assistance from Cognizant to facilitate the transition of BP and IT Services from Cognizant, regardless of whether the Master Services Agreement expires or is terminated. The Company will pay for the disengagement assistance through a combination of pre-determined charges and hourly fees for services for which there is no pre-determined charge. In addition, in the event of termination or expiration of the Master Services Agreement, the Company also retains the right to license at fair market value the software platform utilized by Cognizant in the performance of the BP and IT Services.

The Company will file a copy of the Master Services Agreement as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2014. Portions of the Master Services Agreement, including certain of the schedules and exhibits thereto, may be omitted in accordance with a request for confidential treatment that the Company expects to submit to the Securities and Exchange Commission.

Cognizant has in the past provided, and may provide in the future, services to the Company under separate agreements. Some of these historical services are included in the BP and IT Services that will be provided by Cognizant under the Master Services Agreement.

CAUTIONARY STATEMENTS: The Company and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act (“PSLRA”) of 1995, including statements in this and other reports, in presentations, press releases, filings with the Securities and Exchange Commission (“SEC”), and in meetings with investors and analysts. All statements in this report, other than statements of historical information provided herein may be deemed to be forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to changes in circumstances and a number of risks and uncertainties. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend,” “feels,” “will,” “projects” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied or projected by the forward-looking information and statements due to, among other things, health care reform and other increased government participation in and taxation or regulation of health benefits and managed care operations, including but not limited to the implementation of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”) and related fees, assessments and taxes; the Company’s ability to successfully participate in California’s Coordinated Care Initiative, which is subject to a number of risks inherent in untested health care initiatives and requires the Company to adequately predict the costs of providing benefits to individuals that are generally among the most chronically ill within each of Medicare and Medi-Cal and implement delivery systems for benefits with which the Company has limited operating experience; the Company’s ability to successfully participate in the federal and state health insurance exchanges under the ACA, which have experienced technical challenges in implementation and which involve uncertainties related to the mix and volume of business that could negatively impact the adequacy of the Company’s premium rates and may not be sufficiently offset by the risk apportionment provisions of the ACA; increasing health care costs, including but not limited to costs associated with the introduction of new treatments or therapies; the Company’s ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, including through the Master Services Agreement; whether the Company receives required regulatory approvals for Cognizant’s provision of services to it and any conditions imposed in order to obtain such regulatory approvals; the Company’s ability to recognize the intended cost savings and other intended benefits of the Cognizant transaction; and the risk that Cognizant may not perform contracted functions and services in a timely, satisfactory and compliant manner; negative prior period claims reserve developments; rate cuts and other risks and uncertainties affecting the Company’s Medicare or Medicaid businesses; the Company’s ability to successfully participate in Arizona’s Medicaid program; trends in medical care ratios; membership declines or negative changes in the Company’s health care product mix; unexpected utilization patterns or unexpectedly severe or widespread illnesses; the timing of collections on amounts receivable from state and federal governments and agencies, including collections of amounts owed under the T-3 contract; litigation costs; regulatory issues with federal and state agencies including, but not limited to, the California Department of Managed Health Care, the Centers for Medicare & Medicaid Services, the Office of Civil Rights of the U.S. Department of Health and Human Services and state departments of insurance; operational issues; changes in economic or market conditions; failure to effectively oversee the Company’s third-party vendors; noncompliance by the Company or the Company’s business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information; impairment of the Company’s goodwill or other intangible assets; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC and the other risks discussed in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by law, the Company undertakes no obligation to address or publicly update any forward-looking statements to reflect events or circumstances that arise after the date of this report.

Item 2.02	Results of Operations and Financial Condition.

On November 3, 2014, the Company issued a press release announcing its financial results for the quarter ended September 30, 2014. The press release contains the non-GAAP financial measure “adjusted days claims payable (DCP).”

Set forth below is a reconciliation of adjusted DCP to the comparable GAAP financial measure, DCP. DCP is calculated by dividing the amount of reserve for claims and other settlements (claims reserve) by health plan services cost (health plan costs) during the quarter and multiplying that amount by the number of days in the quarter. In the press release, management presents an adjusted DCP metric which subtracts capitation, provider and other claims settlements and Medicare Advantage-Prescription Drug (MAPD) payables/costs from the claims reserve and health plan costs.

Management believes that adjusted DCP provides useful information to investors because the adjusted DCP calculation excludes from both claims reserve and health plan costs amounts related to health care costs for which no or minimal reserves are maintained. Therefore, management believes that adjusted DCP may present a more accurate reflection of DCP than does GAAP DCP, which includes such amounts. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP.

You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the adjusted amounts, you should be aware that the Company has incurred expenses that are the same as or similar to some of the adjustments in the current presentation and the Company may incur them again in the future.

The Company’s presentation of the adjusted amounts should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items.

	Q3 2014	Q2 2014	Q3 2013
Reconciliation of Days Claims Payable:	(Dollars in Millions)
(1) Reserve for Claims and Other Settlements—GAAP	$1,733.3	$1,488.3	$990.2
Less: Capitation, Provider and Other Claim Settlements, and MAPD Payables	(407.1)	(351.7)	(80.1)

(2) Reserve for Claims and Other Settlements—Adjusted	$1,326.2	$1,136.6	$910.1

(3) Health Plan Services Cost—GAAP	$3,104.0	$2,763.2	$2,196.6
Less: Capitation, Provider and Other Claim Settlements, and MAPD Costs	(1,236.0)	(1,156.0)	(827.3)

(4) Health Plan Services Cost—Adjusted	$1,868.0	$1,607.2	$1,369.3

(5) Number of Days in Period	92	91	92

= (1) / (3) * (5) Days Claims Payable—GAAP Basis (using end of period reserve amount)	51.4	49.0	41.5
= (2) / (4) * (5) Days Claims Payable—Adjusted Basis (using end of period reserve amount)	65.3	64.4	61.1

The press release is attached hereto as Exhibit 99.1 and hereby incorporated in this Item 2.02 by reference. The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 3, 2014

Exhibit Index

Exhibit No.	Document Description

99.1	Press Release dated November 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

November 3, 2014	By:	/s/ James E. Woys
	Name:	James E. Woys
	Title:	Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer